                                                                         4(g)(4)


                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT



         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") dated as of June 11, 2001, is entered into by and between Credit Acceptance Corporation, a Michigan corporation (the "Company"), the Subsidiaries of the Company from time to time parties hereto (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent for the benefit of the "Lenders", the "Noteholders" and the "Future Debt Holders" (each as referred to below) (in such capacity, the "Collateral Agent"). The addresses for the Debtors and Collateral Agent are set forth on the signature pages.

                                R E C I T A L S:

         A. The Company and certain of its foreign Subsidiaries, Comerica (individually, and in the capacities referred to below) and the other financial institutions signatory thereto, each as "Banks" thereunder (and, in the case of Comerica, in its capacity as Agent for the Lenders and in its separate additional capacities as "Issuing Bank" thereunder) (together with any Successor Lenders (as hereinafter defined) party thereto from time to time, collectively the "Lenders"), entered into that certain Amended and Restated Credit Agreement dated as of June 11, 2001 (amending and restating the Prior Credit Agreement), (said credit agreement, as further amended, restated or otherwise modified from time to time, the "Credit Agreement").

         B. The Company entered into the separate note purchase agreements with the 1994 Noteholders (as hereinafter defined) dated as of October 1, 1994 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of November 15, 1995, Second Amendment to Note Purchase Agreement dated as of August 29, 1996, Third Amendment to Note Purchase Agreement dated as of December 12, 1997, Fourth Amendment to Note Purchase Agreement dated as of July 1, 1998, as amended by Fifth Amendment to Note Purchase Agreement dated as of April 13, 1999, Sixth Amendment to the Note Purchase Agreement dated as of December 1, 1999, Seventh Amendment to the Note Purchase Agreement dated as of April 27, 2000, Eighth Amendment to Note Purchase Agreement dated as of March 8, 2001 and Ninth Amendment to Note Purchase Agreement dated as of June 7, 2001, and as further amended, restated or otherwise modified from time to time, the "1994 Note Agreements"), pursuant to which the Second Amended and Restated Senior Notes due November 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1994 Senior Notes") are outstanding.

         C. The Company entered into the separate note purchase agreements with the 1996 Noteholders (as hereinafter defined) dated as of August 1, 1996 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of December 12, 1997, Second Amendment to Note Purchase Agreement dated as of July 1, 1998, Third Amendment to Note Purchase Agreement dated as of April 13, 1999, Fourth Amendment to the Note Purchase Agreement dated as of December 1, 1999, and Fifth Amendment to the Note Purchase Agreement dated as of April 27, 2000, Sixth Amendment to Note Purchase Agreement dated as of March 8, 2001 and Seventh Amendment to Note Purchase Agreement dated as of June 7, 2001, and as further amended, restated or otherwise modified from time to time, the "1996 Note Agreements"), pursuant to which the Second Amended and Restated Senior Notes due July 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1996 Senior Notes") are outstanding.

         D. The Company entered into the separate note purchase agreements with the 1997 Noteholders (as hereinafter defined) dated as of March 25, 1997 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of December 12, 1997, the Second Amendment to Note Purchase Agreement dated as of July 1, 1998, Third Amendment to Note Purchase Agreement dated as of April 13, 1999, Fourth Amendment to the Note Purchase Agreement dated as of December 1, 1999, and Fifth Amendment to the Note Purchase Agreement dated as of April 27, 2000, Sixth Amendment to Note Purchase Agreement dated as of March 8, 2001 and Seventh Amendment to Note Purchase Agreement dated as of June 7, 2001, as further amended, restated or otherwise modified from time to time, the "1997 Note Agreements") pursuant to which the Second Amended and Restated Senior Notes due October 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1997 Senior Notes") are outstanding.

         E. Each of the Debtors (other than the Company) have guaranteed payment and performance of the obligations of the Company and the Permitted Borrowers under the Credit Agreement (pursuant to the Domestic Guaranty, the obligations of each such Debtor thereunder constituting additional Credit Obligations) and under the 1994 Note Agreements, the 1996 Note Agreements and the 1997 Note Agreements (and such guaranties constitute additional Senior Note Obligations, as defined in the Intercreditor Agreement) and will be required to guarantee the payment and performance of the Company under the Future Debt Documents (and such guaranties, when executed and delivered, will constitute additional Future Debt Obligations).

         F. Pursuant to the Credit Agreement (and under the Prior Credit Agreement), the Lenders have required that the Debtors grant (or cause to be granted) certain liens and security interests to Comerica, as agent for the benefit of the Lenders, the Noteholders, and the Future Debt Holders, all to secure the obligations of the Company and the Permitted Borrowers under the Credit Documents, the obligations of the Company under


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
the Noteholder Documents and the obligations of the Company under the Future Debt Documents.

         G. The Lenders and the Noteholders have consented to the transactions contemplated hereby, and by the Security Documents, and the Lenders and the Noteholders have agreed that the Debtors' obligations under the Credit Documents, the Noteholder Documents and the Future Debt Documents (as defined below) shall be equally and ratably secured pursuant to this Agreement and the other Security Documents.

         H. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and other Credit Documents, the Note Agreements and the Future Debt Documents (defined below) and consented to the execution and delivery of that certain Intercreditor Agreement among Comerica, as Collateral Agent, the Lenders (including Comerica), the Noteholders and the Future Debt Holders, dated as of December 15, 1998, as amended by First Amendment to Intercreditor Agreement dated as of March 30, 2001 (as so amended, and as further amended, restated or otherwise modified from time to time according to the terms thereof, the "Intercreditor Agreement").

         I. The Lenders, the Noteholders and the Collateral Agent have entered into the Intercreditor Agreement to define the rights, duties, authority and responsibilities of the Collateral Agent, acting on behalf of such parties regarding the Collateral (as defined below), and the relationship among the parties regarding their equal and ratable interests in the Collateral.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement (including the recitals), capitalized terms not otherwise defined herein or expressly referenced as being defined in the Credit Agreement have the meanings provided for such terms in the Intercreditor Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

         The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

         "Account" means any "account," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.


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


         "Administrative Agency Agreement" is defined in the definition of Titling Subsidiary Agreements.

         "Advances to Dealers" shall mean any and all advances by an applicable Debtor to Dealers under the Dealer Agreements whether in respect of Installment Contracts or Leases, as outstanding from time to time.

         "Benefited Obligations" has the meaning specified in the Intercreditor Agreement.

         "Benefited Parties" has the meaning specified in the Intercreditor Agreement.

         "Chattel Paper" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor.

         "Collateral" has the meaning specified in Section 2.1 of this Agreement.

         "Computer Records" has the meaning specified in Section 2.1(g) of this Agreement.

         "DEALER(S)" SHALL MEAN A PERSON ENGAGED IN THE BUSINESS OF THE RETAIL SALE OR LEASE OF MOTOR VEHICLES, WHETHER NEW OR USED, INCLUDING ANY SUCH PERSON WHICH CONSTITUTES AN AFFILIATE OF DEBTOR.

         "Dealer Agreement(s)" shall mean the sales and/or servicing agreements between an applicable Debtor or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which such Debtor or its Subsidiaries may (i) accept, as nominee for such Dealer, the assignment of Installment Contracts or Leases for purposes of administration, servicing and collection and under which such Debtor or its Subsidiaries may make Advances to Dealers or (ii) accept outright assignments of Installments Contracts or Leases from Dealers or funds Installments Contracts or Leases originated by


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

such Dealer in the name of such Debtor or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.

         "Document" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.

         "Domestic Guaranty" has the meaning specified in the Credit Agreement.

         "Election" is defined in Section 6.4 of this Agreement.

         "Equipment" means any "equipment," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable the Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Event of Default" has the meaning specified in the Intercreditor Agreement.

         "Financing Agreements" has the meaning specified in the Intercreditor Agreement.

         "Future Debt Holders" has the meaning specified in the Intercreditor Agreement.

         "General Intangibles" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor's service marks, trade


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

names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of such Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties;
(c) all of such Debtor's contract rights, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of such Debtor; (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (g) all rights and claims of such Debtor under warranties and indemnities; and (h) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

         "INSTALLMENT CONTRACT(S)" SHALL MEAN RETAIL INSTALLMENT CONTRACTS FOR THE SALE OF NEW OR USED MOTOR VEHICLES ASSIGNED OUTRIGHT BY DEALERS TO AN APPLICABLE DEBTOR OR WRITTEN BY DEALERS IN THE NAME OF SUCH DEBTOR OR A SUBSIDIARY OF SUCH DEBTOR (AND FUNDED BY DEBTOR OR SUCH SUBSIDIARY) OR ASSIGNED BY DEALERS TO DEBTOR OR A SUBSIDIARY OF DEBTOR, AS NOMINEE FOR THE DEALER, FOR ADMINISTRATION, SERVICING, AND COLLECTION, IN EACH CASE PURSUANT TO AN APPLICABLE DEALER AGREEMENT; PROVIDED, HOWEVER, THAT TO THE EXTENT SUCH DEBTOR OR ANY SUBSIDIARY TRANSFERS OR ENCUMBERS ITS INTEREST IN ANY INSTALLMENT CONTRACTS (OR ANY ADVANCES TO DEALERS RELATED THERETO) PURSUANT TO A PERMITTED SECURITIZATION, SUCH INSTALLMENT CONTRACTS SHALL, FROM AND AFTER THE DATE OF SUCH TRANSFER OR ENCUMBRANCE, CEASE TO BE CONSIDERED INSTALLMENT CONTRACTS UNDER THIS AGREEMENT (REDUCING THE AGGREGATE AMOUNT OF ADVANCES TO DEALERS BY THE OUTSTANDING AMOUNT OF SUCH ADVANCES, IF ANY, ATTRIBUTABLE TO SUCH INSTALLMENT CONTRACTS) UNLESS AND UNTIL SUCH INSTALLMENT CONTRACTS ARE REASSIGNED TO SUCH DEBTOR OR A SUBSIDIARY OF SUCH DEBTOR OR SUCH ENCUMBRANCES ARE DISCHARGED.

         "Instrument" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of such Debtor, whether now owned or hereafter acquired.


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

         "Intercompany Notes" shall mean the promissory notes, if any, issued or to be issued by the Company or any Subsidiary (including the Debtors) to evidence any loan or advance in the nature of a loan by the Company to any Subsidiary, or by any Subsidiary to any other Subsidiary or to the Company.

         "Inventory" means any "inventory," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

         "Lease(s)" shall mean the retail agreements for the lease of motor vehicles assigned outright by Dealers to an applicable Debtor or written by a Dealer in the name of such Debtor (and funded by Debtor or such Subsidiary) or assigned by Dealers to Debtor, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent such Debtor transfers or encumbers its interest in any Leases pursuant to a Permitted Securitization, such Leases shall, from and after the date of such transfer or encumbrance, cease to be considered Leases under this Agreement (reducing the aggregate amount of Advances to Dealers by the outstanding amount of Advances to Dealers attributable to such Leases) unless and until such Leases are reassigned to Debtor or such encumbrances have been discharged.

         "Lenders" has the meaning specified in the Intercreditor Agreement.


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

         "Majority Benefited Parties" has the meaning specified in the Intercreditor Agreement.

         "Non-Specified Assets" has the meaning specified in the Titling Subsidiary Agreements.

         "Non-Specified Interest" has the meaning specified in the Titling Subsidiary Agreements.

         "Noteholders" has the meaning specified in the Intercreditor Agreement.

         "Permitted Liens" has the meaning specified in Section 3.1 of this Agreement.

         "Permitted Securitization" shall mean a "Permitted Securitization" under each of the applicable Financing Agreements.

         "Pledged Shares" means the shares of capital stock or other equity, partnership or membership interests described on Schedule D attached hereto and incorporated herein by reference, including without limitation the Non-Specified Interest, as such schedule may be amended, modified or replaced from time to time.

         "Proceeds" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to,
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to an applicable Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to such Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or


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

on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Records" is defined in Section 4.9 of this Agreement.

         "Security Documents" has the meaning specified in the Intercreditor Agreement.

         "Significant Domestic Subsidiary" has the meaning specified in the Credit Agreement.

         "Software" has the meaning specified in Section 2.1(g) of this Agreement.

         "Specified Assets" has the meaning specified in the Titling Subsidiary Agreements.

         "Specified Interest(s)" has the meaning specified in the Titling Subsidiary Agreements.

         "Titling Subsidiary" shall mean Auto Lease Services LLC, a Delaware limited liability company controlled by the Company and a direct Subsidiary of the Company.

         "Titling Subsidiary Agreements" shall mean that certain Limited Liability Company Agreement of the Titling Subsidiary, dated and effective as of March 1, 2001 and the related Certificate of Formation (as therein defined), and that certain Administrative Agency Agreement dated as of March 1, 2001 between the Company and the Titling Subsidiary ("Administrative Agency Agreement"), each as amended from time to time.

         "UCC" means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform


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

Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. SECURITY INTEREST. As collateral security for the prompt payment and performance in full when due of the Benefited Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns (as collateral) to the Collateral Agent, and grants the Collateral Agent a continuing lien on and security interest in, all of such Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

         (a)      all Accounts;

         (b)      all Chattel Paper;

         (c)      all Leases;

         (d)      all General Intangibles;

         (e)      all Equipment;

         (f)      all Inventory;

         (g) all Advances to Dealers, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), and the Installment Contracts or Leases securing the repayment of such Advances to Dealers (and other


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                  indebtedness of Dealers to such Debtor) and related financial property (the security interest granted hereby in such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases, and the Accounts, Chattel Paper, General Intangibles and proceeds therefrom relating to such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases being subject to the rights of Dealers under Dealer Agreements);

         (h) all computer records ("Computer Records") and software ("Software"), whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

         (i) all shares of stock, and other equity, partnership or membership interests constituting ownership interests (or evidence thereof) or other securities, of the Significant Domestic Subsidiaries of Debtor from time to time owned or acquired by such Debtor in any manner (including without limitation, as applicable, the Pledged Shares), and any certificates at any time evidencing the same, and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

         (j) the Non-Specified Interest from time to time owned or acquired by such Debtor in any manner and any certificates or other instruments at any time evidencing the same, and all dividends, cash, instruments, rights and other property (including any Non-Specified Assets) from time to time received or otherwise distributed in respect of or in exchange for any or all of such interest;

         (k)      all Intercompany Notes issued in favor of such Debtor; and


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

         (l) the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all liens, security, rights. remedies and claims of such Debtor with respect thereto;

provided, however, that "Collateral" shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a security interest in, the rights of a Grantor thereunder or which would be invalid or enforceable upon any such assignment or grant; and provided further that "Collateral" shall not include any (i) Advances to Dealers, Installment Contracts, Leases, rights or interests under Dealer Agreements and related financial property transferred by an applicable Debtor prior to the date hereof pursuant to a Permitted Securitization, except to the extent any such property is re-transferred to such Debtor according to the terms of such Permitted Securitization or (ii) Specified Interests or any Specified Assets, unless and until any such Specified Interest or Specified Asset is redesignated by an applicable Debtor, the Titling Subsidiary or any other Subsidiary of such Debtor as or to the Non-Specified Interest or the Non-Specified Assets, as the case may be.

         SECTION 2.2. DEBTORS REMAINS LIABLE. Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral (including without limitation Dealer Agreements, Advances to Dealers, Installment Contracts and Leases) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and pay when due any taxes, including without limitation, any sales taxes payable in connection with the Dealer Agreements, Advances to Dealers, Installment Contracts or Leases and their creation and satisfaction,
(b) the exercise by the Collateral Agent or any of the Benefited Parties of any of their respective rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) subject to the rights of Dealers under Dealer Agreements to the extent of



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

collections on Installment Contracts or Leases for the account of such Dealers received by the Collateral Agent or any Benefited Party, neither the Collateral Agent nor any of the Benefited Parties shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral (including without limitation any Dealer Agreement, Installment Contract or Lease) by reason of this Agreement, and none of such parties shall be obligated to perform any of the obligations or duties of any Debtor thereunder (including without limitation any obligation to make future advances to or on behalf of any Dealer or other obligor) or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.3. DELIVERY OF COLLATERAL. (a) All certificates or other instruments representing or evidencing the Pledged Shares, promptly upon an applicable Debtor gaining any rights therein, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

         (b) Each of the Intercompany Notes, promptly upon an applicable Debtor gaining any rights therein, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, endorsed to the Collateral Agent without representation, warranty or recourse (except as provided herein) for security purposes, or accompanied by separate assignments to Collateral Agent (on comparable terms), all in form and substance reasonably satisfactory to the Collateral Agent.

         SECTION 2.4. MARKING COMPUTER FILES. In connection with the security interest and lien established hereby, each Debtor hereby agrees, at its sole expense, to indicate clearly and unambiguously in its computer files with respect to the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby, that such Debtor's rights to payment under such Dealer Agreements, Advances to Dealers, Installment


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

Contracts and Leases have been pledged to the Collateral Agent pursuant to this Agreement for the benefit of the Benefited Parties.

         SECTION 2.5. AFFIXING LEGENDS. Each Debtor shall, within thirty (30) days from the date hereof with respect to each Dealer Agreement which constitutes Collateral on the date hereof and, with respect to each Dealer Agreement which subsequently becomes Collateral hereunder, within five (5) days of such Debtor's entering into any such agreement, clearly mark each such Dealer Agreement encumbered hereby with the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO COMERICA BANK, AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN BENEFITED PARTIES". Such legend shall be in bold, in type face at least as large as 12 point and shall be entirely in capital letters.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Collateral Agent to enter into this Agreement and the Intercreditor Agreement, and to induce the Lenders and the Noteholders to enter into the Financing Agreements, each of the Debtors represents and warrants to the Collateral Agent and to each Lender and each Noteholder that as of the date hereof:

         SECTION 3.1. TITLE. The applicable Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for (a) Liens which constitute both (x) Liens which are permitted under Section 8.6 of the Credit Agreement and (y) Liens described in any of clauses (i) through (vii) of Section 6.6(a) of the Note Agreements (hereinafter, "Permitted Liens"), provided that, other than the Lien established hereby, no Lien on the Collateral described in clauses (i) or (j) of Section 2.1 shall constitute a Permitted Lien, (b) with respect to Dealer Agreements and Advances to Dealers, and the



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

Installment Contracts, Accounts, Chattel Paper, Leases and General Intangibles (and proceeds therefrom) relating to such Dealer Agreements and Advances to Dealers, the rights of Dealers under such Dealer Agreements and (c) with respect to Installment Contracts or Leases (other than those owned outright by Debtor), Dealers' interests in financed vehicles and in the proceeds of such Installment Contracts or Leases and Dealers' interests, and the security interest and lien granted by Dealers to Debtor to secure repayment of Advances to Dealers (and all other indebtedness of Dealers to Debtor) pursuant to the applicable Dealer Agreement.

         SECTION 3.2. FINANCING STATEMENTS. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of the Debtors except (i) as may have been filed in favor of the Collateral Agent pursuant to this Agreement, (ii) financing statements filed to perfect Permitted Liens, and (iii) Liens described in Section 3.1(c) hereof. As of the date hereof, and to the best of the applicable Debtor's knowledge, except as otherwise disclosed on Schedule E hereto, such Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

         SECTION 3.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business and chief executive office of the applicable Debtor, and the office where such Debtor keeps its books and records, is located at the address of such Debtor shown on Schedule A hereto.

         SECTION 3.4. LOCATION OF COLLATERAL. All Inventory (except Inventory in transit) and Equipment (other than vehicles) of the applicable Debtor in the possession of such Debtor are located at the places specified on Schedule A hereto. If any such location is leased by such Debtor as of the date hereof, the name and address of the landlord leasing such location is identified on Schedule A hereto. None of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title). All certificates or other instruments owned by such Debtor representing shares of stock or other ownership interests of any Significant Domestic Subsidiary (including, without limitation, the Pledged Shares) or representing or evidencing the Non-Specified Interest will be delivered to the Collateral Agent, accompanied by duly executed stock powers or instruments of transfer or assignments in blank with respect thereto.

         SECTION 3.5. PERFECTION. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule B attached hereto, and upon the Collateral Agent's obtaining possession of the certificates evidencing the Pledged Shares, accompanied by duly executed stock powers or instruments of transfer or assignments in blank and of the Intercompany Notes (duly endorsed, as aforesaid), and upon acknowledgment by the Titling Subsidiary, in favor of the Collateral Agent, of a Notice of Registered Pledge in the form attached hereto as Schedule F, the security interest in favor of the Collateral Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the UCC by filing financing statements, obtaining an acknowledgment of lien from an issuer or obtaining possession of the Collateral, subject to no junior, equal or prior Liens except for those (if any) which constitute Permitted Liens.

         SECTION 3.6. PRIMARY COMPUTER SYSTEMS AND SOFTWARE; COMPUTER RECORDS AND INTELLECTUAL PROPERTY. The only material service and computer systems and related Software utilized by the applicable Debtor to service Dealer Agreements, Advances to Dealers, Installment Contracts and Leases (whether or not encumbered hereby) are (a) the Application and Contract System which is used from the time a dealer faxes an application to such Debtor until the relevant Installment Contract or Lease is received and funded, (b) the Loan Servicing System which contains all payment information and is the primary source for management information reporting, and (c) the Collection System which is used by such Debtor's collections personnel to track and service all active customer accounts.

Such computer systems and software are defined (and described in greater detail) on Schedule C, attached hereto.

         SECTION 3.7.      PLEDGED SHARES.

         (a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and non-assessable, and the Pledged Shares, including the Non-Specified Interests, which are membership, partnership or other similar ownership interests have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable.

         (b) The applicable Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement and the Permitted Liens), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Non-Specified Interests. None of the Non-Specified Interests are subject to any contractual or other restrictions upon the pledge or other transfer of such Non-Specified Interests, other than those imposed by securities laws generally.

         (c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership or other ownership interests of the Issuers thereof indicated on Schedule D, if applicable, and such schedule contains a description of all shares of capital stock, partnership units, membership interests and other ownership interests of or in its Significant Domestic Subsidiaries owned by the applicable Debtor or with respect to the Non-Specified Interest in the Titling Subsidiary (as such Schedule D may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement).

                                   ARTICLE IV

                                    COVENANTS

         Each of the Debtors covenants and agrees with the Collateral Agent that until the Benefited Obligations are paid and performed in full and all commitments to lend or provide other credit accommodations under the Credit Agreement have been terminated:

         SECTION 4.1. ENCUMBRANCES. The applicable Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance (other than the Liens created by this Agreement and the Permitted Liens) or any restriction upon the pledge or other transfer thereof (other than as provided in the Financing Agreements), and shall, subject to the Permitted Liens, defend such Debtor's title to and other rights in the Collateral and the Collateral Agent's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Financing Agreements or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Collateral Agent in the Collateral.

         SECTION 4.2. COLLECTION OF ACCOUNTS AND CONTRACTS; NO COMMINGLING. The applicable Debtor shall, in accordance with its usual business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts and from any Dealer or from any obligor under an Installment Contract or Lease, as the case may be, any Advances to Dealers or other amounts owing under a Dealer Agreement, Installment Contract or Lease, as applicable. The applicable Debtor shall take the steps required under the documents relating to Permitted Securitizations to segregate any Collateral transferred, encumbered or otherwise affected by a Permitted Securitization from the Collateral encumbered under this Agreement and all proceeds or other sums received in respect thereof (provided that

Dealer Agreements which cover Advances to Dealers which have been transferred pursuant to a Permitted Securitization, but which also cover Advances to Dealers encumbered hereby, may contain the legend affixed in connection with the applicable Permitted Securitization, so long as such Dealer Agreements also contain the legend required under Section 2.5 hereof). The applicable Debtor shall also cause the Titling Subsidiary to take the steps required under the Titling Subsidiary Agreements properly to allocate Non-Specified Assets to the Non-Specified Interest and Specified Assets to the applicable Specified Interests and clearly and unambiguously to indicate such allocations on its records.

         SECTION 4.3. DISPOSITION OF COLLATERAL. To the extent prohibited by the terms of the Financing Agreements, the applicable Debtor shall not enter into or consummate any transfer or other disposition of assets without the prior written consent of the applicable Benefited Parties, according to the terms of the applicable Financing Agreements.

         SECTION 4.4. FURTHER ASSURANCES. At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of the Debtors, the applicable Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Collateral Agent may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; provided, however, that nothing contained in this Section 4.4 shall require such Debtor to affix legends to the Dealer Agreements, Installment Contracts or Leases (or folders containing the same) prior to the times set forth in Sections 2.5 and 6.4, respectively. Except as otherwise expressly permitted by the terms of the Financing Agreements relating to disposition of assets, including without limitation any Permitted Securitization and except for Permitted Liens, the applicable Debtor agrees to maintain and preserve the Collateral Agent's security interest in and pledge and collateral assignment of the Collateral hereunder. Without limiting the generality of the foregoing, the applicable Debtor shall (a) execute and deliver to the Collateral Agent such financing statements as the Collateral Agent may from time to time require; and (b) execute and deliver to the Collateral Agent, or cause to be so executed and delivered, such other agreements, acknowledgments, documents and instruments, including without limitation stock powers, as the Collateral Agent may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Security Documents. The applicable Debtor authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Debtor unless otherwise prohibited by law.

         SECTION 4.5. INSURANCE. The applicable Debtor shall maintain insurance of the types and in amounts, and under the terms and conditions, specified in the Financing Agreements and shall cause the Collateral Agent to be named as "lender loss payee" thereunder to the full extent required to perfect and/or protect the Lien established hereby. Recoveries under any such policy of insurance shall be paid as provided in the Financing Agreements and Intercreditor Agreement.

         SECTION 4.6. BAILEES. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of the applicable Debtor's agents or processors, the applicable Debtor shall, at the request of the Collateral Agent (as directed by the Majority Benefited Parties), notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions, and shall obtain such acknowledgments and/or undertakings from such Persons as reasonably requested by Collateral Agent (as directed by the Majority Benefited Parties).

         SECTION 4.7. FURNISHING OF INFORMATION AND INSPECTION RIGHTS. (a) Within 30 days following the execution and delivery of this Agreement, the applicable Debtor agrees to deliver to the Collateral Agent one or more computer files or microfiche lists containing true and complete (and updated to the most recent month end) lists of all Dealer Agreements and Advances to Dealers, and all Installment Contracts or Leases, as applicable, securing all such Advances to Dealers or owned outright by such Debtor, identified by account number, dealer number (if not owned outright by such Debtor), and pool number and the outstanding balance as of the date of such file or list. Such file or list shall be delivered to the Collateral Agent as confidential and proprietary.

                  (b)      Thereafter:

                           (i) so long as no Event of Default has occurred and is continuing, upon the written request of the Collateral Agent (as directed by the Majority Benefited Parties), the applicable Debtor shall be obligated, but not more frequently than monthly; and

                           (ii) upon the occurrence and during the continuance
                  of an Event of Default, the applicable Debtor shall be obligated, on a monthly basis whether or not Collateral Agent shall so request, and more frequently upon the written request of the Collateral Agent (as directed by the Majority Benefited Parties);

to furnish to the Collateral Agent, a computer file, microfiche list or other list identifying each of the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby by pool number, account number and dealer number (if not owned outright by such Debtor) and by the outstanding balance thereof and identifying the obligor on the relevant Installment Contract or Lease, and such Debtor shall also furnish to the Collateral Agent from time to time such other information with respect to Dealer Agreements, the Advances to Dealers, Installment Contracts and Leases encumbered hereby as the Collateral Agent may reasonably request. Without impairing the rights of any Benefited Party to obtain information from such Debtor under any of the other Financing Agreements, as applicable, the Collateral Agent shall furnish copies of the foregoing to any Lender, Noteholder or Future Debt Holder upon its request following the occurrence and during the continuance of any Default or Event of Default, and each Debtor hereby authorizes and approves such release. Each Debtor will, at any time and from time to time during regular business hours, upon 5 days prior notice (except if any Event of Default has occurred and is continuing, when no prior notice shall be required), permit the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of such Debtor for the purpose of examining such Records, and to discuss matters relating to the Advances to Dealers, Installment Contracts, Leases or such Debtor's performance hereunder and under the other Financing Documents with any of the officers, directors, employees or independent public accountants of such Debtor having knowledge of such matters; provided, however, that the Collateral Agent acknowledges that, in exercising the rights and privileges conferred in this Section 4.7, it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which such Debtor has a proprietary interest. The Collateral Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the applicable Debtor, any such information, practices, books, correspondence and records furnished to them except that the Collateral Agent may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives, (iii) to the extent such information was available to the Collateral Agent on a nonconfidential basis prior to its disclosure to the Collateral Agent hereunder, (iv) to the extent the Collateral Agent is (A) required in connection with any legal or regulatory proceeding or
(B) requested by any bank or other regulatory authority to disclose such information, (v) to any prospective assignee of any note or other instrument evidencing a Benefited Obligation; provided, that the Collateral Agent shall notify such assignee of the confidentiality provisions of this Section 4.7 and such assignee shall agree to be bound thereby, or (vi) to any Benefited Party, subject to the confidentiality provisions contained in this Agreement and any other Financing Agreement to which it is a party, upon the request of such party following the occurrence and during the continuance of such Default or Event of Default (but with no obligation on the part of any such Benefited Party hereunder to return such information to Collateral Agent or the applicable Debtor if any such Default or Event of Default is subsequently cured or waived). Notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Advances to Dealers, Dealer Agreements, Installment Contracts, Leases or other information related to any Collateral referred to in any financing statement filed or acknowledgment obtained to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. The Collateral Agent agrees (at Debtors' sole cost and expense) to take such measures as shall be reasonably requested by the Debtors to protect and maintain the security and confidentiality of such information. The Collateral Agent shall exercise good faith and make diligent efforts to provide the Debtors with written notice at least five (5) Business Days prior to any disclosure pursuant to this Subsection 4.7(b).

                  (c) Furthermore, each Debtor shall permit the Collateral Agent and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit such Debtor's books and Records as otherwise provided under the Financing Agreements.

         SECTION 4.8. CORPORATE CHANGES. None of the Debtors shall change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-402(8) of the UCC unless such Debtor shall have given the Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Collateral Agent to protect its Liens and the perfection and priority thereof. None of the Debtors shall change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given the Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Collateral Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         SECTION 4.9. BOOKS AND RECORDS; INFORMATION. Each Debtor shall keep accurate and complete books and records (the "Records") of the Collateral and such Debtor's business and financial condition in accordance with the Financing Agreements. Subject to Section 4.7, each Debtor shall from time to time at the request of the Collateral Agent deliver to the Collateral Agent such information regarding the Collateral and such Debtor as the Collateral Agent may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Each Debtor shall mark its books and records to reflect the security interest of the Collateral Agent under this Agreement; provided, however, that with respect to its computer files, such Debtor's compliance with Section 2.4 hereof shall be deemed to satisfy its obligations under this sentence.

         SECTION 4.10. ADMINISTRATIVE AND OPERATING PROCEDURES. Each Debtor will maintain and implement administrative and operating procedures (including without limitation an ability to recreate records relating to the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby (including without limitation records adequate to permit adjustments to amounts due under each of such Dealer Agreements, Advances to

Dealers, Installment Contracts and Leases), and, unless it services the financial assets owned by the Titling Subsidiary, shall cause the Titling Subsidiary to maintain and implement comparable procedures and keep, maintain and/or obtain comparable information. Each Debtor will give the Collateral Agent notice of any material change in the administrative and operating procedures of such Debtor (or the Titling Subsidiary) referred to in the previous sentence. Notwithstanding the foregoing, the Debtors shall not be required to make or retain duplicate copies of Installment Contracts or Leases.

         SECTION 4.11. EQUIPMENT AND INVENTORY.

         (a) Each Debtor shall keep the Equipment (other than vehicles) and Inventory (other than Inventory in transit) which is in such Debtor's possession at any of the locations specified on Schedule A hereto or, upon thirty (30) days prior written notice to the Collateral Agent, at such other places within the United States of America or Canada where all action required to perfect the Collateral Agent's security interest in the Equipment and Inventory with the priority required by this Agreement shall have been taken.

         (b) Each Debtor shall maintain the Equipment and Inventory in accordance with the terms of the Financing Agreements.

         SECTION 4.12. NOTIFICATION. Each Debtor shall promptly notify the Collateral Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

         SECTION 4.13. COLLECTION OF ACCOUNTS. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section
4.13 and in Section 5.1, the applicable Debtor shall have the right to collect and receive payments on the Accounts, Dealer Agreements, Advances to Dealers, Installment Contracts, Leases and other financial assets, and to use and expend the same in its operations, in each case in compliance with the terms of each of the Financing Agreements. In connection with such collections, the applicable Debtor may take (and, at the Collateral Agent's direction following the occurrence and during the continuance of an Event of Default, shall take) such actions as such Debtor or the Collateral Agent may deem necessary or advisable to enforce collection of the Accounts, Dealer Agreements, Advances to Dealers, Installment Contracts and other financial assets.

         SECTION 4.14. VOTING RIGHTS; DISTRIBUTIONS, ETC.

         (a) So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (i) or (ii) of this subparagraph):

                  (i) Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Collateral Agent which would violate any provision of this Agreement or any other Financing Agreement; and

                  (ii) Except as otherwise provided in this Agreement or any of the other Financing Agreements, each Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares; provided, however, that in the case of any Non-Specified Assets distributed to or for the account of such Debtor or in respect of the Non-Specified Interest, such Dealer Agreements, Advances to Dealers, Leases and other Non-Specified Assets shall immediately become subject to the Lien established by this Agreement, and the applicable terms and conditions hereof, without the requirement of any additional action on the part of Collateral Agent or the Benefited Parties.

         (b)      Upon the occurrence and during the continuance of an Event of
Default:

                  (i) The Collateral Agent may, at the direction or with the concurrence of the Majority Benefited Parties as required under the Intercreditor Agreement, (without notice to the Debtors), transfer or register in the name of the Collateral Agent or any of its nominees, for the equal and ratable benefit of the Lenders, the Noteholders and the Future Debt Holders, any or all of the Pledged Shares, and the Proceeds thereof (in cash or otherwise) held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, at the direction or with the concurrence of the Majority Benefited Parties as required under the Intercreditor Agreement, after delivery of notice to the applicable Debtor, exercise all voting and corporate or similar rights at any meeting of any corporation or other entity issuing any of the Pledged Shares, and any and all rights of conversion, exchange, subscription, distribution or any other rights, privileges or options pertaining to any of the Pledged Shares (including without limitation the right to direct the Titling Subsidiary to distribute all or any portion of the Non-Specified Assets to or for the account of such Debtor) as if the Collateral Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation or other entity issuing any of such Pledged Shares, or upon the exercise by any such issuer or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing.

                  (ii) All rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Subsection 4.14(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.14(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Collateral Agent which shall thereupon have the sole right, at the direction or with the concurrence of the Majority Benefited Parties as required under the Intercreditor Agreement, to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares, as the case may be, such dividends, interest and other distributions.

                  (iii) All dividends, interest and other distributions which are received by the Debtors contrary to the provisions of this Subsection 4.14(b) (including, without limitation, any Non-Specified Assets received in respect of the Non-Specified Interest) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds and property of the Debtors and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

                  (iv) The Debtors shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Subsection 4.14(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Subsection 4.14(b). The foregoing shall not in any way limit the Collateral Agent's power and authority granted pursuant to Section 5.1.

                  (v) Upon notice from the Collateral Agent, given, at the direction or with the concurrence of the Majority Benefited Parties as required under the Intercreditor Agreement, the applicable Debtor shall cause the Titling Subsidiary to transfer to or for the account of such Debtor all or such portion of the Non-Specified Assets as the Collateral Agent shall specify (subject to the direction or concurrence of the Majority Benefited Parties, as aforesaid), and to deliver all documents or instruments evidencing the same to or for the account of such Debtor, as so directed, accompanied by such instruments of transfer as necessary or appropriate to effectuate such transfer (as Collateral Agent shall direct), duly executed by the Titling Subsidiary.

                  (vi) All rights of the applicable Debtor to designate or redesignate any Non-Specified Assets as Specified Assets and to create any additional Specified Interests (or in either case to allow the Titling Subsidiary to do so), shall be suspended and shall remain so suspended until such Event of Default shall no longer exist.

         SECTION 4.15. TRANSFERS AND OTHER LIENS; ADDITIONAL INVESTMENTS. Each Debtor agrees that, (a) except with the written consent of the Collateral Agent, it will not permit any Significant Domestic Subsidiary to issue to it or any of its other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Collateral Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or Collateral Agent, be automatically encumbered by this Agreement as Pledged Shares) and (b) it will promptly upon the written request of Collateral Agent following the issuance thereof (and in any event within three Business Days following such request) deliver to the Collateral Agent (i) an amendment, duly executed by the applicable Debtor, in substantially the form of Exhibit A hereto (an "Amendment"), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor or (ii) a new stock pledge, duly executed by the applicable Subsidiary, in substantially the form of this

Agreement (a "New Pledge"), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Subsidiary granting to Collateral Agent, for the benefit of the Benefited Parties, a first priority security interest, pledge and lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, and the acknowledgment of any issuer necessary or appropriate to perfect such pledge, security interest and lien on any membership or similar ownership interest. Each Debtor hereby (x) authorizes the Collateral Agent to attach each Amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of this Agreement with respect to the Collateral covered thereby. Furthermore, the applicable Debtor agrees that it will not permit the Titling Subsidiary to issue any other class or type of membership or other ownership interest to such Debtor, other than the Non-Specified Interest, or to issue or create any Specified Interests, except in connection with and pursuant to a Permitted Securitization and only while no Default or Event of Default has occurred and is continuing.

         SECTION 4.16. POSSESSION; REASONABLE CARE. Regardless of whether an Event of Default has occurred or is continuing, the Collateral Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Collateral Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Collateral Agent, of any or all of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, distribution or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Majority Benefited Parties. Following the occurrence and continuance (beyond any applicable grace or cure period) of an Event of Default, the Collateral Agent shall be entitled to take possession of the Collateral in accordance with the UCC.

         SECTION 4.17. FUTURE SIGNIFICANT DOMESTIC SUBSIDIARIES. (a) With respect to each Person which becomes a Significant Domestic Subsidiary subsequent to the date hereof, on the date such Person is created, acquired or otherwise becomes a Significant Domestic Subsidiary (whichever first occurs), the Company shall cause such Subsidiary to execute and deliver, to the Collateral Agent a joinder agreement, substantially in the form of Exhibit B hereto, by which such Subsidiary shall become obligated as Debtor hereunder, as fully as though an original signatory hereto.

         (b) Furthermore, promptly following the effective date of each acquisition or creation of a Significant Domestic Subsidiary, the Company from time to time shall revise Schedule D hereto and deliver a copy thereto to the Collateral Agent, adding to Schedule D the name of each such Significant Domestic Subsidiary so acquired or created (and supplying the other information required on such schedule including ownership information), and upon such revision the Company and/or the applicable Debtor shall be deemed to have pledged 100% of the capital stock, partnership interests, membership interests or other ownership interests (to the extent owned by the Company and/or such Debtor) of each such Significant Domestic Subsidiary so acquired or created to Collateral Agent, for and on behalf of Benefited Parties.

                                    ARTICLE V
                         RIGHTS OF THE COLLATERAL AGENT

         SECTION 5.1. POWER OF ATTORNEY. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Collateral Agent at any time and from time to time deems necessary or desirable, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, each Debtor hereby gives the Collateral Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of the Debtors:

                (i) to demand, sue for, collect or receive, in the name of the Debtors or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

                (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;


                (iii) (A) to direct account debtors, Dealers, any obligors under Installment Contracts or Leases, as applicable, and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; and to direct the Titling Subsidiary to distribute all or such portion of the Non-Specified Assets to or for the account of the applicable Debtor, as the Collateral Agent shall specify (at the direction or with the concurrence of the Majority Benefited Parties) and deliver all documents or instruments evidencing the same to or for the account of such Debtor, as so directed, accompanied by such instruments of transfer as necessary or appropriate to effectuate such transfer (as Collateral Agent shall direct), duly executed and delivered by the Titling Subsidiary; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;
         (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtors with respect to any Collateral;
         (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); and
         (K) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Debtors' sole expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Collateral Agent's security interest therein.

         This power of attorney is a power coupled with an interest and shall be irrevocable. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

         SECTION 5.2. SETOFF. In addition to and not in limitation of any rights of any Benefited Party under applicable law, the Collateral Agent and each Benefited Party shall, upon acceleration of any Benefited Obligation owing to such party under the Credit Agreement, the Note Agreements or the Future Debt Documents, as the case may be, or when and to the extent any such Benefited Obligation shall otherwise be due and payable, and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Benefited Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Debtors then or thereafter on deposit with such Benefited Party; provided, however, that any such amount so applied by any Benefited Party on any of the Benefited Obligations owing to it shall be subject to the provisions of Sections 5 and 10 of the Intercreditor Agreement.

         SECTION 5.3. ASSIGNMENT BY THE COLLATERAL AGENT. The Collateral Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Collateral Agent under this Agreement and the other Security Documents (including, without limitation, the Benefited Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Intercreditor Agreement and the other Financing Agreements, as applicable, and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Collateral Agent herein or otherwise.

         SECTION 5.4. PERFORMANCE BY THE COLLATERAL AGENT. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Collateral Agent may perform or attempt to perform such covenant or agreement on behalf of such Debtor, in which case Collateral Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Collateral Agent, promptly pay any reasonable amount expended by the Collateral Agent in connection with such performance or attempted performance to the Collateral Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Collateral Agent shall not have any liability or responsibility for the performance of any obligation of the Debtors under this Agreement.

         SECTION 5.5. RESTRICTIONS UNDER DEALER AGREEMENTS; NON-PETITION COVENANT. In exercising the rights and remedies set forth in this Agreement, the Collateral Agent (i) shall take no action with regard to any Dealer which is expressly prohibited by the related Dealer Agreement and (ii) acknowledges that, with respect to the Titling Subsidiary, the Non-Specified Interest and any Specified Interests, it shall be bound by the non-petition covenant contained in the Notice of Registered Pledge delivered by it to the Titling Subsidiary under
Section 3.5 hereof.

         SECTION 5.6. CERTAIN COSTS AND EXPENSES. The Debtors shall pay or reimburse the Collateral Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney's and paralegal fees and expenses supported by an itemized billing) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Security Document during the existence of an Event of Default or after acceleration of any of the Benefited Obligations (including in connection with any "workout" or restructuring regarding the Benefited Obligations, and including in any insolvency proceeding or appellate proceeding); provided, however, that the Debtors shall only be required to pay or reimburse the Collateral Agent in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Security Document for the fees and expenses of one law firm in each jurisdiction governing the establishment, perfection or priority of any security interest or lien established hereby, or governing any dispute, claim or other matter arising hereunder, at any given time, engaged on behalf of the Collateral Agent. The agreements in this Section 5.6 shall survive the payment in full of the Benefited Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Benefited Parties shall be governed by the terms and conditions of the applicable Financing Agreements.

         SECTION 5.7. INDEMNIFICATION. The Debtors shall indemnify, defend and hold the Collateral Agent and each Benefited Party and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' and paralegals' fees and expenses supported by an itemized billing) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Benefited Obligations and the termination, resignation or replacement of the Collateral Agent or replacement of any Benefited Party) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Security Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any "Bankruptcy Proceeding" (as defined in the Intercreditor Agreement) or appellate proceeding) related to or arising out of this Agreement or the Benefited Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities); provided, that the Debtors shall have no obligation under this Section 5.7 to any Indemnified Person (a) with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or (b) if, in the case of an action solely among the Collateral Agent and/or the Benefited Parties (or any of them), neither any Debtor nor any of its Affiliates or employees or agents is (or has been) finally determined, in a court of competent jurisdiction, to have engaged in any wrongful conduct or in any breach of this Agreement or any of the Financing Agreements or (c) if, in the case of an action solely as between or among the Collateral Agent and/or the Benefited Parties (or any of them) on the one hand and a Debtor, on the other hand, (i) such Debtor has obtained a final, non-appealable judgment from a court of competent jurisdiction that neither it nor any of its Affiliates, employees or agents has engaged in any wrongful conduct or in any breach of this Agreement or any of the other Financing Agreements or (ii) such Debtor by non-appealable judgment is the prevailing party. The agreements in this Section 5.7 shall survive payment of all other Benefited Obligations.

                                   ARTICLE VI

                                    DEFAULT

         SECTION 6.1. RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the following rights and remedies, subject to the direction and/or consent of the Majority Benefited Parties as required under the Intercreditor Agreement:

                  (i) In addition to all other rights and remedies granted to the Collateral Agent in this Agreement, the Intercreditor Agreement or in any other Financing Agreement or by applicable law, the Collateral Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Collateral Agent may also, without notice except as specified below or in the Intercreditor Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Collateral Agent may (A) without demand or notice to the Debtors (except as required under the Financing Agreements or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Collateral Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Collateral Agent and, subject to the terms of the Intercreditor Agreement, each of the Benefited Parties shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. Upon the request of the Collateral Agent, the applicable Debtor shall assemble the Collateral and make it available to the Collateral Agent at any place designated by the Collateral Agent that is reasonably convenient to such Debtor and the Collateral Agent. The Debtors agree that the Collateral Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Collateral Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Collateral Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Collateral Agent in connection with the collection of the Benefited Obligations and the enforcement of the Collateral Agent's rights under this Agreement and the Intercreditor Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the Proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (i) and applicable law) applied to the Benefited Obligations are insufficient to pay the Benefited obligations in full. The Collateral Agent shall apply the proceeds from the sale of the Collateral hereunder against the Benefited Obligations in such order and manner as is provided in the Intercreditor Agreement.

                  (ii) The Collateral Agent (A) may cause any or all of the Collateral held by it to be transferred into the name of the Collateral Agent or the name or names of the Collateral Agent's nominee or nominees and (B) may direct the Titling Subsidiary to distribute all or such portion of the Non-Specified Assets to or for the account of the applicable Debtor, as the Collateral Agent shall specify (at the direction or with the concurrence of the Majority Benefited Parties) and to deliver all documents or instruments evidencing the same to or for the account of such Debtor, as so directed, accompanied by such instruments of transfer as necessary or appropriate to effectuate such transfer (as Collateral Agent shall direct), duly executed and delivered by the Titling Subsidiary.

                  (iii) The Collateral Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                  (iv) On any sale of the Collateral, the Collateral Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Collateral Agent's counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

                  (v) For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Section 6.1 and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Collateral Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement such Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Collateral Agent.

         SECTION 6.2.      PRIVATE SALES.

         (a) In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, each Debtor agrees that upon the occurrence and during the continuance of an Event of Default, Collateral Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are "accredited investors" within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and are purchasing for investment only and not for distribution. In so doing, Collateral Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if Collateral Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then Collateral Agent's acceptance of the highest offer (including its own offer, or the offer of any of the Benefited Parties at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Shares (to the extent applicable) for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

         (b) Each Debtor further agrees to do or cause to be done, to the extent that such Debtor may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors' sole expense.

         6.3 ESTABLISHMENT OF SPECIAL ACCOUNT; AND LOCK BOX. Upon the occurrence and during the continuance of any Event of Default, there shall be established by the Debtors with Collateral Agent, for the benefit of the Benefited Parties in the name of the Collateral Agent, a segregated non-interest bearing cash collateral account ("Special Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent and the Benefited Parties; provided, however, that the Special Account may be an interest-bearing account with a commercial bank (including Comerica or any other Benefited Party which is a commercial bank) if determined by the Collateral Agent, in its reasonable discretion, to be practicable, invested by Collateral Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Subject to the terms hereof and to the rights of Dealers under applicable Dealer Agreement and to the rights of the applicable creditor in respect of Permitted Securitizations, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in such account. Furthermore, upon the occurrence and during the continuance of any Event of Default, the Debtors agree, upon the written election of Collateral Agent, to establish and maintain at Debtors' sole expense a United States Post Office lock box (the "Lock Box"), to which Collateral Agent shall have exclusive access and control. Each Debtor expressly authorizes Collateral Agent, from time to time, to remove the contents from the Lock Box, for disposition in accordance with this Agreement. Upon the occurrence and during the continuance of an Event of Default, the applicable Debtor shall, upon Collateral Agent's request, notify all account debtors, all Dealers under Dealer Agreements encumbered hereby, and all obligors under Installment Contracts or Leases encumbered hereby that all payments made to such Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of such Debtor, to the Lock Box, and each Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Special Account, and each Debtor shall include a like statement on all invoices. The Debtors shall execute all documents and authorizations as reasonably required by the Collateral Agent to establish and maintain the Lock Box and the Special Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by the Debtors with Collateral Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

         6.4 LEGENDING INSTALLMENT CONTRACTS AND LEASES ON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Majority Benefited Parties may elect (the "Election"), by directing the Collateral Agent to notify the Debtors of such election, to affix to each Installment Contract and Lease encumbered by this Agreement or securing Advances to Dealers or otherwise related to a Dealer Agreement encumbered hereby (or, at Debtors' option, to the file folders containing such Installment Contracts or Leases) the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO COMERICA BANK, AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN BENEFITED PARTIES". The Election, once made by the Majority Benefited Parties, as aforesaid, shall remain in effect, and Debtors shall remain obligated to comply with such Election, notwithstanding any subsequent waiver or cure of the applicable Event of Default giving rise to such election, unless the Election is withdrawn by the Majority Benefited Parties.

         6.5 DEFAULT UNDER FINANCING AGREEMENTS. It shall constitute an Event of Default under each of the Financing Agreements if (a) any representation or warranty made or deemed made by the Debtors herein or in any instrument submitted pursuant hereto proves untrue in any material adverse respect when made or deemed made, or (b) the Debtors shall breach any covenant or other provision hereof, and such breach shall continue for a period of three (3) consecutive days, in the case of any failure to pay any money due hereunder, and thirty (30) consecutive days, in the case of any other breach hereunder or (c) this Agreement shall at any time for any reason (other than in accordance with its terms or the terms of each of the Financing Agreements or with the consent of the requisite Benefited Parties) cease to be valid and binding and enforceable against the Debtors, or (d) the validity, binding effect or enforceability hereof shall be contested by any Person, or (e) the Debtors shall deny, prior to payment of the Benefited Obligations in full or the termination of this Agreement according to its terms, that it has any further liability hereunder, or (f) this Agreement (other than in accordance with its terms or the terms of each of the Financing Agreements) shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Collateral Agent and the Benefited Parties the benefits purported to be created hereby.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         SECTION 7.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Debtors and the Collateral Agent and their respective heirs, successors and assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         SECTION 7.3. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT (AND THE FINANCING AGREEMENTS REFERRED TO HEREIN) EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         SECTION 7.4. NOTICES. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Collateral Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third "Business Day" (as defined in the Credit Agreement) after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Collateral Agent shall not be effective until actually received by the Collateral Agent.

         SECTION 7.5. GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MICHIGAN OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTORS AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTORS AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY SECURITY DOCUMENT.

         SECTION 7.6. HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         SECTION 7.7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Collateral Agent shall affect the representations and warranties or the right of the Collateral Agent, the Lenders, the Noteholders or the Future Debt Holders to rely upon them.

         SECTION 7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.9. WAIVER OF BOND. In the event the Collateral Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         SECTION 7.10. SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.11. CONSTRUCTION. Each Debtor and the Collateral Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Collateral Agent.

         SECTION 7.12. TERMINATION. If all of the Benefited Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.6 and 5.7 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Collateral Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors

(without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

         SECTION 7.13 RELEASE OF COLLATERAL. The Collateral Agent shall, upon the written request of the applicable Debtor, execute and deliver to such Debtor a proper instrument or instruments acknowledging the release of the security interest and liens established hereby (a) on any Collateral (other than the Pledged Shares) (i) which is permitted to be sold or disposed of a Debtor or any other grantor in connection with a Permitted Securitization, or (ii) the sale or other disposition of which is not otherwise prohibited under the terms of any of the other Financing Agreements (or in the event any Financing Agreement prohibits such sale or disposition, the applicable Benefited Parties under such Financing Agreement shall have consented to such sale or disposition in accordance with the terms thereof) and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, or (b) if such release has been approved by the requisite Benefited Parties in accordance with Section 3(g) of the Intercreditor Agreement.

         SECTION 7.14. WAIVER OF JURY TRIAL. THE DEBTORS AND THE COLLATERAL AGENT EACH WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER SECURITY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE DEBTOR AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS

TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 7.15. CONSISTENT APPLICATION. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Financing Agreements. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Financing Agreements, such provision of this Agreement shall govern.

         SECTION 7.16. AMENDMENT AND RESTATEMENT. This Agreement shall be deemed to amend, restate, renew and replace, in its entirety (as to the Company) the prior amended and restated security agreement executed and delivered by the parties as of March 30, 2001, amending and restating the earlier security agreement executed and delivered by such parties as of December 15, 1998.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                    DEBTORS:

                                    CREDIT ACCEPTANCE CORPORATION



                                    By: /S/ Douglas W. Busk
                                       --------------------------------

                                    Name: Douglas W. Busk
                                         ------------------------------

                                    Title: Chief Financial Officer
                                          -----------------------------

                                    Address for Notices:

                                    Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Doug Busk


                                    AUTO FUNDING AMERICA OF NEVADA INC.
                                    CREDIT ACCEPTANCE CORPORATION LIFE
                                             INSURANCE COMPANY
                                    BUYERS VEHICLE PROTECTION PLAN, INC.

                                    CAC LEASING, INC.
                                    VEHICLE REMARKETING SERVICES, INC.
                                    CREDIT ACCEPTANCE CORPORATION OF
                                             NEVADA, INC.


                                    By:

                                    Name:

                                    Title:

                                    Address for Notices:

                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Doug Busk

                                    COLLATERAL AGENT:

                                    COMERICA BANK as Collateral Agent



                                    By: /S/ Scottie S. Knight
                                       --------------------------------

                                    Name: Scottie S. Knight
                                         ------------------------------

                                    Title:


                                    Address for Notices:

                                    Metropolitan Loans D
                                    One Detroit Center, 6th Floor
                                    500 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Fax No.: 313/222-3503
                                    Telephone No.: 313/222-4865
                                    Attention: Scottie S. Knight

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

        Principal Place of Business, Locations of Equipment and Inventory
            (including leased locations) in the Possession of Debtors

Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034


Auto Funding America of Nevada, Inc.

         a.       25505 West Twelve Mile Road
                  Southfield, Michigan 48034

         b.       10550 W. 8 Mile
                  Ferndale, MI  48220


Buyers Vehicle Protection Plan, Inc.
25505 West Twelve Mile Road
Southfield, Michigan 48034


CAC Leasing, Inc.
25505 West Twelve Mile Road
Southfield, Michigan 48034

Vehicle Remarketing Services, Inc.

         a.       25505 West Twelve Mile Road
                  Southfield, Michigan 48034

         b.       2290 Corporate Circle, Suite 200
                  Henderson, NV  89014


Credit Acceptance Corporation Life Insurance Company
25505 West Twelve Mile Road
Southfield, Michigan 48034




Credit Acceptance Corporation of Nevada, Inc.

         a.       25505 West Twelve Mile Road
                  Southfield, Michigan 48034

         b.       2290 Corporate Circle, Suite 200
                  Henderson, NV  89014

                                   SCHEDULE B
                                       TO
                               SECURITY AGREEMENT

                            Jurisdictions for Filing
                           UCC-1 Financing Statements

Credit Acceptance Corporation
Michigan
Nevada


Auto Funding America of Nevada, Inc.
Michigan
Nevada


Buyers Vehicle Protection Plan, Inc.
Michigan


CAC Leasing, Inc.
Michigan


Vehicle Remarketing Services, Inc.
Michigan
Nevada

Credit Acceptance Corporation Life Insurance Company
Michigan
Arizona


Credit Acceptance Corporation of Nevada, Inc.
Michigan
Nevada





                                   SCHEDULE C
                                       TO
                               SECURITY AGREEMENT

                      Primary Computer Systems and Software


         Application and Contract System is software which utilizes the HP Unix operating system and is resident on the Company's HP9000-K410 server. It was designed by in-house personnel and TUSC, a consulting firm hired to assist with the project.

         The Loan Servicing System is software which utilizes the HP Unix operating system and is resident on the Company's HP9000-K420 server. It was designed by in-house personnel and TUSC.

         The Collection System is software which utilizes the HP Unix operating system and is resident on the Company's HP9000-T520 server. It was developed and is owned by Ontario Systems Corporation and licensed to the Company under an agreement dated November 15, 1989.

         Further information regarding these systems is contained on the attached excerpt from the Company's Form 10-K for the year ended December 31, 2000.

                                   SCHEDULE D
                                       TO
                               SECURITY AGREEMENT

                                 Pledged Shares

         Name of Entity                                                Ownership
         --------------                                                ---------

         1.   The entire Non-Specified Interest of Company             Company
in the Titling Subsidiary, evidenced by Certificate No. 1 issued under the Titling Subsidiary Agreements.

         2.   Auto Funding America of Nevada, Inc.                     Company

         3.   Buyers Vehicle Protection Plan, Inc.                     Company

         4.   CAC Leasing, Inc.                                        Company

         5.   Vehicle Remarketing Services, Inc.                       Company

         6.   Credit Acceptance Corporation Life Insurance Company     Company

         7.   Credit Acceptance Corporation of Nevada, Inc.            Company

                                   SCHEDULE E
                                       TO
                               SECURITY AGREEMENT

                              Trade and Other Names

Credit Acceptance Corporation

     STATES

     AL - Alabama           None
     AK - Alaska            AutoNet Finance.com, CAC Auto Leasing
     AZ - Arizona           AutoNet Finance.com, CAC Auto Leasing
     AR - Arkansas          AutoNet Finance.com, CAC Auto Leasing
     CA - California        Los Angelos County ONLY - AutoNet Finance.com, CAC
                            Auto Leasing
     CO - Colorado          AutoNet Finance.com, CAC Auto Leasing
     CT - Connecticut       Town of Granby ONLY - AutoNet Finance.com, CAC Auto
                            Leasing
     DE - Delaware          None
     DC - Dist. Of Col.     None
     FL - Florida           None
     GA - Georgia           Fulton County ONLY - AutoNet Finance.com
     HI - Hawaii            AutoNet Finance.com, CAC Auto Leasing
     ID - Idaho             AutoNet Finance.com, CAC Auto Leasing
     IL - Illinois          AutoNet Finance.com, CAC Auto Leasing
     IN - Indiana           AutoNet Finance.com, CAC Auto Leasing
     IA - Iowa              AutoNet Finance.com, CAC Auto Leasing
     KS - Kansas            None
     KY - Kentucky          AutoNet Finance.com, CAC Auto Leasing
     LA - Louisiana         None
     ME - Maine             AutoNet Finance.com, CAC Auto Leasing
     MD - Maryland          AutoNet. Finance.com
     MA - Mass.             AutoNet Finance.com, CAC Auto Leasing
     MI - Michigan          AutoNet Finance.com, CAC Auto Leasing
     MN - Minnesota         AutoNet Finance.com, CAC Auto Leasing
     MS - Mississippi       None
     MO - Missouri          AutoNet Finance.com, CAC Auto Leasing
     MT - Montana           AutoNet Finance.com, CAC Auto Leasing
     NE - Nebraska          None
     NV - Nevada            None
     NH - New Hamp.         AutoNet Finance.com, CAC Auto Leasing
     NJ - New Jersey        AutoNet Finance.com, CAC Auto Leasing
     NM - New Mexico        None
     NY - New York          None
     NC - North Car.        None

     ND - North Dak.        AutoNet Finance.com, CAC Auto Leasing
     OH - Ohio              AutoNet Finance.com, CAC Auto Leasing
     OK - Oklahoma          AutoNet Finance.com, CAC Auto Leasing
     OR - Oregon            None
     PA - Penn.             AutoNet Finance.com, CAC Auto Leasing, Credit
                            Acceptance Financial Services, Inc.
     RI - Rhode Island      None
     SC - South Car.        Richand County ONLY - AutoNet Finance.com
     SD - South Dak.        None
     TN - Tennessee         AutoNet Finance.com, CAC Auto Leasing
     TX - Texas             AutoNet Finance.com, CAC Auto Leasing
     UT - Utah              AutoNet Finance.com, CAC Auto Leasing
     VT - Vermont           AutoNet Finance.com, CAC Auto Leasing
     VA - Virginia          City of Virginia Beach ONLY -AutoNet Finance.com,
                            CAC Auto Leasing
     WA - Washington        AutoNet Finance.com, CAC Auto Leasing
     WV - West Vir.         AutoNet Finance.com, CAC Auto Leasing
     WI - Wisconsin         None
     WY - Wyoming           None


Auto Funding America of Nevada, Inc.

None

Buyers Vehicle Protection Plan, Inc.

None

CAC Leasing, Inc.

None

Vehicle Remarketing Services, Inc.

Oklahoma - Vehicle Remarketing Services of Michigan, Inc.

Credit Acceptance Corporation Life Insurance Company

None

Credit Acceptance Corporation of Nevada, Inc.

None

                                   SCHEDULE F
                                       TO
                               SECURITY AGREEMENT


                      [FORM OF NOTICE OF REGISTERED PLEDGE]

                             AUTO LEASE SERVICES LLC

                           NOTICE OF REGISTERED PLEDGE

                                                               ___________, 2001

TO:      Auto Lease Service LLC and
         Credit Acceptance Corporation
         as Administrative Agent
         for Auto Lease Services LLC
         (the "Administrative Agent")

RE:      Pledge of Certificate related to
         Non-Specified Interest

         Reference is made to the Limited Liability Company Agreement, dated as of March 1, 2001, as amended (the "Titling Company Agreement"), among Credit Acceptance Corporation ("CAC") as Founding Member and Auto Lease Services LLC, as Titling Company, and the Administrative Agency Agreement dated as of March 1, 2001, between such parties, as amended (the "Administrative Agency Agreement")

         Each of the undersigned hereby certifies, represents and warrants as follows:

         1. Pursuant to Sections 5.7 and 5.9 of the Titling Company Agreement, the Non-Specified Interest Certificate, Certificate No. 1, (the "Pledged Certificate"), has been pledged by CAC, the existing registered Holder thereof, (the "Pledgor"), to Comerica Bank, a Michigan banking corporation, in its capacity as Collateral Agent for the Benefited Parties pursuant to the Intercreditor Agreement (as such terms are defined in the attached Pledge Documents, referred to in item 2 of this Notice) (the "Pledgee").

         2. Attached hereto as Exhibits A and B are true and complete copies of the related security agreements and other agreements (the "Pledge Documents") governing the exercise by the Pledgee of the Pledged Rights (as defined below) of the Pledgor with respect to the Pledged Certificate, as follows:

         a. Second Amended and Restated Security Agreement dated as of June 11, 2001 by CAC and certain of its Subsidiaries (as debtors) in favor of Comerica Bank, as Collateral Agent, for and on behalf of the Benefited Parties; and

         b. Intercreditor Agreement dated as of December 15, 1998 by and among Comerica Bank, as Collateral Agent, the Lenders and the Noteholders, and consented to by CAC, as amended by First Amendment thereto dated as of March 30, 2001.

         3. Pursuant to the Pledge Documents, the Pledgor has agreed that the Pledgee may exercise the rights set forth in the Pledge Documents (collectively, the "Pledged Rights").

         4. The pledge of the Pledged Certificate by the Pledgor to the Pledgee pursuant to the Pledge Documents, and the exercise by the Pledgee of the Pledged Rights, are each permitted by the Titling Company Agreement, and the Pledge Documents have been duly authorized, executed and delivered, and are enforceable by and against Pledgor and Pledgee, in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors rights generally and to general equitable principles.

         5. Accordingly, you are hereby authorized and directed to cause the Titling Company Registry to reflect that the Pledgee has become the Registered Pledgee with respect to the Pledged Certificate, entitled to exercise the Pledged Rights with respect to the Pledged Certificate.

         6. Furthermore, Pledgee, for itself and for and on behalf of the Benefited Parties, hereby covenants that for a period of one year and one day after payment in full of all distributions to all Holders pursuant to the terms of the Titling Company Agreement, the Administrative Agency Agreement and the Series Supplements, it will not institute against, or join any Person in instituting against, the Titling Company any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States or any state or other political subdivision thereof.

         IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Registered Pledge to be duly executed and delivered by its respective officer hereunto duly authorized, as of the date and year first above written.

                                   CREDIT ACCEPTANCE CORPORATION,
                                   as Pledgor


                                   By: /S/ Douglas W. Busk
                                           Name: Douglas W. Busk

                                           Title: Chief Financial Officer


                                   COMERICA BANK, as Collateral Agent
                                   for the Benefited Parties pursuant to the Intercreditor Agreement, as Pledgee


                                    By: /S/ Scottie S. Knight
                                        ----------------------------------------
                                            Name: Scottie S. Knight

                                            Title: Vice President

                      FORM OF ACKNOWLEDGMENT AND CONSENT OF
                            AUTO LEASE SERVICES, LLC


         The undersigned acknowledges receipt of: (i) notice, pursuant to Notice of Registered Pledge dated _____________, 2001, that CREDIT ACCEPTANCE CORPORATION ("Assigning Member") has assigned, pledged and granted to Comerica Bank in its capacity as Collateral Agent for the Benefited Parties ("Collateral Agent") a security interest in such Assigning Member's entire interest (which constitutes the entire Non-Specified Interest) as a member in Auto Lease Services, LLC, a Delaware limited liability company ("Titling Company") and (ii) a copy of the Second Amended and Restated Security Agreement dated as of June __, 2001 made between the Assigning Member (and others) and Collateral Agent (in each case, as amended or otherwise modified from time to time, the "Security Agreement"). The undersigned consents to such assignment, pledge and grant of security and agrees that upon the written request of Collateral Agent, given at the direction or with the concurrence of the Majority Benefited Parties as required under the Intercreditor Agreement, the undersigned will (x) pay or cause to be paid to Collateral Agent all monies to the extent required in the Security Agreement, due the Assigning Member arising out of the interest of Assigning Member in Subsidiary and (y) transfer or cause to be transferred to Collateral Agent all or such portion of the Non-Specified Assets as Collateral Agent shall direct, due the Assigning Member arising out of the Non-Specified Interest of the Assigning Member in the Titling Company.

         The undersigned warrants and represents to Collateral Agent that the membership interests of Subsidiary assigned hereunder to Collateral Agent are not (i) dealt in or traded on securities exchanges or in securities markets,
(ii) interests in a unit investment trust that is registered as an investment company under Federal Investment Company laws and (iii) are not face amount certificates issued by a face-amount certificate company that is registered as an investment company under Federal Investment Company laws. And the undersigned further represents and warrants that the undersigned is not registered as an investment company under Federal Investment Company laws.

         The undersigned warrants and represents to Collateral Agent that the Titling Company Agreement ("Titling Company Agreement") governing the Titling Company continues to be in full force and effect and that, to the knowledge of the undersigned, no event has occurred or condition exists which reasonably would be expected to result in a defense, offset or counterclaim limiting the Titling Company's obligations to distribute any monies due or to become due to the Assigning Member in accordance with such operating agreement. The undersigned further warrants and represents to Collateral Agent that the Titling Company Agreement authorizes the assignment and security interest made by such Assigning Member to Collateral Agent. The undersigned agrees that, unless and until Collateral Agent shall have exercised its rights and remedies under the Security Agreement and then only to the extent set forth therein, Collateral Agent shall have no responsibility for any of the liabilities or obligations of the Assigning Member to the undersigned nor any interest in any of the rights of the Assigning Member under the Titling Company Agreement. Nothing in this Acknowledgment and Consent shall be construed to expand the rights of the Collateral Agent under the Security Agreement.

         In Witness Whereof, each of the undersigned parties has executed this acknowledgment and consent as of ____________, 2001.


                        AUTO LEASE SERVICES, LLC


                        By:_____________________________________________________

                        Its:____________________________________________________



                        CREDIT ACCEPTANCE CORPORATION,
                        as Administrative Agent pursuant to the Administrative Agency Agreement


                        By:/S/ Douglas W. Busk

                        Its: Chief Financial Officer

                                    EXHIBIT A
                                       TO
                               SECURITY AGREEMENT

                                FORM OF AMENDMENT


         This Amendment, dated ____, 20__, is delivered pursuant to Section 4.15 of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Second Amended and Restated Security Agreement dated as of June 11, 2001, between the undersigned and Comerica Bank, as the Collateral Agent for the benefit of the Banks, the Noteholders and the Future Debt Holders referred to therein (the "Security Agreement"), and that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule 1 annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Benefited Obligations as provided in the Security Agreement.

         Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.


                                       CREDIT ACCEPTANCE CORPORATION


                                       By: /S/ Douglas W. Busk
                                          --------------------------------------

                                       Name: Douglas W. Busk
                                             -----------------------------------

                                       Title: Chief Financial Officer
                                             -----------------------------------


                                       AUTO FUNDING AMERICA OF NEVADA INC.
                                       CREDIT ACCEPTANCE CORPORATION LIFE
                                       INSURANCE COMPANY
                                       BUYERS VEHICLE PROTECTION PLAN, INC.
                                       CAC LEASING, INC.
                                       VEHICLE REMARKETING SERVICES, INC.
                                       CREDIT ACCEPTANCE CORPORATION OF
                                       NEVADA, INC.



                                       By:

                                       Name:

                                       Title:

                                       COMERICA BANK, as Collateral Agent

                                       By: /S/ Scottie S. Knight

                                       Name: Scottie S. Knight

                                       Title: Vice President

                                    EXHIBIT B
                                       TO
                               SECURITY AGREEMENT

                                JOINDER AGREEMENT


         THIS JOINDER AGREEMENT is dated as of _____________ , ____ by the undersigned ("New Debtor").


         WHEREAS, pursuant to Section 4.17 of that certain Second Amended and Restated Security Agreement dated as of June 11, 2001 as amended or otherwise modified from time to time, the "Credit Agreement") executed and delivered by the Debtors signatory thereto, in favor of Comerica Bank, as Collateral Agent for the benefit of the Banks, the Noteholders and the Future Debt Holders referred to therein (the "Security Agreement), the New Debtor must execute and deliver a Joinder Agreement so as to become obligated under the Security Agreement.

         NOW THEREFORE, as a further inducement to the Banks to continue to provide Credit accommodations to the Company, New Debtor hereby covenants and agrees as follows:

         1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

         2. New Debtor hereby enters into this Joinder Agreement in order to comply with Section 4.17 of the Security Agreement and does so in consideration of the credit accommodations made or to be made by the Banks, the Noteholders and any Future Debt Holders.

         3. New Debtor shall be considered, and deemed to be, for all purposes of the Security Agreement, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered by the existing debtors, and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof.

         4. No Default or Event of Default (each such term being defined in the Intercreditor Agreement) has occurred and is continuing.

         5. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Debtor and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of the day and year first above written.


                                            [NEW DEBTOR]




                                            By:


                                            Its:

                                            Address for notices:






                                            Filing Locations:







                                            Tradenames:

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT



 ---------------------------------- -------------- ----------------- ---------- -------------- --------------------

                                        CLASS
                                         OF                                        NUMBER
          ISSUER OF STOCK             STOCK OR       CERTIFICATE        PAR          OF            OUTSTANDING
         OR OTHER INTEREST              OTHER           NO(S)          VALUE       SHARES           SHARES(1)
                                      INTEREST
 ---------------------------------- -------------- ----------------- ---------- -------------- --------------------

 ---------------------------------- -------------- ----------------- ---------- -------------- --------------------


 ---------------------------------- -------------- ----------------- ---------- -------------- --------------------


 ---------------------------------- -------------- ----------------- ---------- -------------- --------------------




        ----------------------------------- --------------------- --------- ----------- ---------- ---------


                                                   ENTIRE
             AUTO LEASE SERVICES LLC           NON-SPECIFIED         1         N/A         N/A       N/A
                                                  INTEREST
        ----------------------------------- --------------------- --------- ----------- ---------- ---------


        ----------------------------------- --------------------- --------- ----------- ---------- ---------


        ----------------------------------- --------------------- --------- ----------- ---------- ---------


        ----------------------------------- --------------------- --------- ----------- ---------- ---------



--------

     (1) Modify headings to the extent necessary to identify membership interests, partnership units, notes or other instruments.